EXHIBIT 99.1

          NEWS                     RE:
          BULLETIN

          FROM:                              STANDARD FINANCIAL,
          INC.
                                        800 BURR RIDGE PARKWAY
               [FRB LOGO]               BURR RIDGE, IL  60521
                                        NASDAQ: STND

          The Financial Relations Board

          FOR FURTHER INFORMATION:

          At Standard Financial:             At The Financial
          Relations Board
          Randall R. Schwartz           General Inquiries
          Vice President and General Counsel Bill Murphy
          (708) 986-7833                (312) 266-7800

          FOR IMMEDIATE RELEASE
          NOVEMBER 22, 1996

                       STANDARD FINANCIAL AMENDS BYLAWS

          CHICAGO, IL., NOVEMBER 22, 1996 -- STANDARD FINANCIAL, INC. (NASDAQ:STND), the holding company for Standard Federal Bank for savings of Chicago, today announced that its Board of Directors has approved an amendment to the Company's bylaws. The amendment requires 120 days' advance notice to nominate an individual for a position on the Company's board of directors and to submit a proposal for consideration at the annual stockholders meeting.

               Headquartered in Chicago, Standard Financial, Inc. is a community-oriented institution offering a variety of retail financial services to meet the needs of the community it serves. The bank operates 14 full-service offices on the southwest side of Chicago and in the nearby western and southwestern suburbs.

          FOR MORE INFORMATION ON STANDARD FINANCIAL, INC., VIA
          FACSIMILE AT NO ADDITIONAL COST, SIMPLY DIAL 1-800-PRO-
          INFO AND SELECT COMPANY CODE 186.

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